EXHIBIT 10.1

AMENDMENT 2 TO SENIOR SECURED PROMISSORY NOTE

DATED DECEMBER 11, 2005

WHEREAS, the Parties entered into the Senior Secured Promissory Note (“Note”) dated September 30, 2005 the Amended Senior Secured Promissory Note dated November 4, 2005; and

WHEREAS, the Parties desire amend the repayment included in Schedule 1 of the Note.

NOW THEREFORE, in consideration of the mutual covenants and promises herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties each intending to be legally bound, agree to amend the Schedule 1 of the Note in its entirety as follows:

SCHEDULE 1

Payment Schedule

Date	Amount

October 7, 2005	150,000,000 Yen

November 15, 2005	110,000,000 Yen

December 31, 2005	40,000,000 Yen

Total	300,000,000 Yen

Except as expressly amended herein, there are no other amendments, implied or otherwise to the Note or any other agreement between the parties.

This agreement may be executed in any number of counterparts, each of which, when executed, is an original. Those counterparts together make one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective corporate officers thereunto duly authorized on the day and year first above written.

GMB International, Inc.

By:	/s/ Hiroki Isobe
Name:	Hiroki Isobe
Title:	Director

Global Hotline, Inc.

By:	/s/ Kyo Nagae
Name:	Kyo Nagae
Title:	Chief Financial Officer